AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON July 20, 2004. Registration No. 333-________
================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933


                                  AUTOLIV, INC.
             (Exact name of registrant as specified in its charter)

                    DELAWARE                   51-0378542
           (State of incorporation) (IRS Employer Identification No.)

                               WORLD TRADE CENTER
                             KLARABERGSVIADUKTEN 70
                           S-107 24 STOCKHOLM, SWEDEN
          (Address of principal executive offices, including Zip Code)

                     AUTOLIV, INC. 1997 STOCK INCENTIVE PLAN
                            (Full title of the Plans)

                          THE CORPORATION TRUST COMPANY
                            CORPORATION TRUST CENTER
                               1209 ORANGE STREET
                              WILMINGTON, DE 19801
                                 (302) 658-7581
 (Name, address and telephone number, including area code, of agent for service)

                                    COPY TO:

                  SKADDEN, ARPS, SLATE, MEAGHER & FLOM (UK) LLP
                          40 BANK STREET, CANARY WHARF
                                 LONDON E14 5DS
                        Attention: SCOTT V. SIMPSON, ESQ.
================================================================================
                         CALCULATION OF REGISTRATION FEE
================================================================================
Title of        Amount
Securities      to be       Proposed Maximum  Proposed Maximum     Amount of
to be           Registered  Offering Price    Aggregate            Registration
Registered        (1)       per Share         Offering Price       Fee (3)
================================================================================
Common stock,  2,000,000    $40.50 (2)        $81,000,000          $10,262.70
$1.00 par       shares
value


(1) The shares of common stock, par value $1.00 per share (the "Common Stock") of Autoliv, Inc. (the "Registrant") shown in the table above are issuable pursuant to the Autoliv, Inc. 1997 Stock Incentive Plan (the "Plan"). Pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this registration statement shall also cover any additional shares of Common Stock which become issuable pursuant to the antidilution provisions of the Plan.

(2) Estimated solely for purpose of calculating the registration fee pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices per share of the Common Stock as quoted on The New York Stock Exchange on July 19, 2004 (within 5 business days prior to filing this registration statement).

(3) The registration fee has been calculated pursuant to Section 6(b) of the Securities Act as follows: 0.0001267% of $81,000,000, the Proposed Maximum Aggregate Offering Price of the previously unregistered shares of Common Stock registered hereby.

                                EXPLANATORY NOTE

         This registration statement on Form S-8 (the "Registration Statement") relates to the registration of an additional 2,000,000 shares of Common Stock (the "Additional Shares"). The Additional Shares are securities of the same class and relating to the same employee benefit plan, the Autoliv, Inc. 1997 Stock Incentive Plan, as those shares registered in the Registrant's registration statement on Form S-8, previously filed with the Securities and Exchange Commission (the "Commission") on May 1, 1997 (Registration No. 333-36299) and those shares registered in the Registrant's registration statement on Form S-8, previously filed with the Commission on July 2, 2002 (Registration No. 333-91768), which, pursuant to General Instruction E of Form S-8, are incorporated herein by reference.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents By Reference.
        -----------------------------------------------

         The following documents which have been filed by the Registrant with the Commission, pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference in this registration statement as of their respective dates.

         (1) The Registrant's Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Commission on March 11, 2004;

         (2) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2004, filed with the Commission on May 3, 2004;

         (3) The Registrant's Current Report on Form 8-K filed with the Commission on April 22, 2004; and

         (4) The description of the Common Stock contained in the Registrant's Registration Statement on Form S-4 (File No. 333-23813), which description is incorporated by reference in Registrant's Registration Statement on Form 8-A (File Number 001-12933), filed with the Commission on April 25, 1997, pursuant to the Securities Exchange Act of 1934, as amended, including any amendments or reports filed with the Commission for purposes of updating such description.

         All documents filed or subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities described herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents with the Commission. Any statement in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.



Item 8.   Exhibits.
------    --------

4.1 Amendment No. 2 to the Autoliv, Inc. 1997 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended.

5.1 Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP as to the legality of the Additional Shares being registered.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included with
     Exhibit 5.1).

23.2 Consent of Ernst & Young AB.

24.1 Powers of Attorney included in the resolutions of the Board of Directors of the Registrant (included in Exhibit 24.2).

24.2 Certified copies of the resolutions of the Board of Directors of the Registrant containing the Powers of Attorney.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stockholm, Kingdom of Sweden, on this 20th day of July, 2004.

                                                 AUTOLIV, INC.


                                                 By /s/ Jorgen I. Svensson
                                                    ----------------------
                                                    Jorgen I. Svensson
                                                    Vice President Legal


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                                Title                           Date
----                                -----                           ----

         *                      Chairman of the Board
-------------------------          of Directors
S. Jay Stewart                                                  July 20, 2004


         *                   Director, President and Chief
-------------------------       Executive Officer
Lars Westerberg             (Principal Executive Officer)       July 20, 2004


         *                       Chief Financial Officer
-------------------------   (Principal Financial Officer and
Magnus Lindquist             Principal Accounting Officer)      July 20, 2004


         *
-------------------------
Per-Olof Aronson                      Director                  July 20, 2004


         *
-------------------------
Walter Kunerth                        Director                  July 20, 2004


         *
-------------------------
Sune Carlsson                         Director                  July 20, 2004


         *
-------------------------
James M. Ringler                      Director                  July 20, 2004


            *
-------------------------
Tetsuo Sekiya                         Director                  July 20, 2004


            *
-------------------------
Roger W. Stone                        Director                  July 20, 2004


         *
-------------------------
Per Welin                             Director                  July 20, 2004


         *
-------------------------
George A. Lorch                       Director                  July 20, 2004

*By:

/s/ Jorgen I. Svensson
----------------------
Jorgen I. Svensson
Attorney-in-Fact

Exhibit Index

4.1 Amendment No. 2 to the Autoliv, Inc. 1997 Stock Incentive Plan, incorporated herein by reference to Exhibit 10.12 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 2003, as amended.

5.1  Opinion of Skadden, Arps, Slate, Meagher & Flom (UK) LLP.

23.1 Consent of Skadden, Arps, Slate, Meagher & Flom (UK) LLP (included with
     Exhibit 5.1).

23.2 Consent of Ernst & Young AB.

24.1 Powers of Attorney included in the resolutions of the Board of Directors of the Registrant (included in Exhibit 24.2).

24.2 Certified copies of the resolutions of the Board of Directors of the Registrant containing the Powers of Attorney.